Signature Page

The following form of signature shall follow items 79, 85, 88, 104, 110 or 132 as appropriate.

This report is signed on behalf of the registrant (or depositor or trustee).

City of: Parsippany                                    State of: New Jersey                                               Date:    August 27, 2014

Name of Registrant, Depositor, or Trustee:

 By:  /s/ Jack R. Benintende                                                                           Witness:  /s/ Winifred L. Mullins
Jack R. Benintende                                                                        Winifred L. Mullins
         Treasurer and Principal Financial                                                                        Paralegal
and Accounting Officer                                                                        New York Life Investment Management LLC
         MainStay Funds Trust